EXHIBIT 3.2

                                     BY-LAWS

                                       OF

                  ENTERPRISE DIVERSIFIED HOLDINGS INCORPORATED


                                   ----------

                                  As in effect

                                December 20, 1994


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                                     By-Laws

                                       of

                  Enterprise Diversified Holdings Incorporated

      Section 1. Directors. The Board of Directors shall consist of such number of directors, not less than 3 nor more than 12, as shall be fixed from time to time by the Board of Directors. The directors shall be elected annually at the annual meeting of the shareholders. As used in these By-Laws, the tern "entire Board" means the total number of directors which the corporation would have if there were no vacancies. Directors shall hold office for one year and until their successors are duly elected and qualified. If the office of any director becomes vacant, the remaining directors, by a majority vote, may elect a successor, who shall hold office for the unexpired term, and until his successor is duly elected and qualified.

      Section 2. Officers. The elective officers of the corporation shall include a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers, and may also include a Chairman of the Board, one or more Executive Vice Presidents, and one or more Senior Vice Presidents. The Chairman of the Board and the President shall be members of the Board of Directors. All elective officers of the corporation shall be elected by the Board of


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Directors at the first meeting  thereof after the annual  election of directors.
The Board of Directors shall also have power, at any time, to elect additional Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors may appoint such other officers as it shall from time to time deem necessary, who shall have such powers and perform such duties as may be assigned to them by the Board of Directors, or the person exercising the authority of chief executive officer of the corporation. Any two or more offices may be held by the same person, unless otherwise specified in these By-Laws.

      The Board of Directors shall have power to fill any vacancy in any existing office or to fill any newly created office, at any time.

      The Chairman of the Board, the President, each Executive Vice President, each Senior Vice President, and each Vice President, severally, shall have power to sign deeds, contracts and other instruments. Each elective officer shall have such powers and perform such duties as may be assigned to him by the Board of Directors, or the chief executive officer, in addition to any powers and duties that are assigned to him specifically by these By-Laws.

      The term of office of each officer shall be from time of his election or appointment and qualification until the first meeting of the Board of Directors after the last annual election of


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Directors,  or such other term of office as shall be provided in the  resolution
of  election  or  appointment,   and  until  the  election  or  appointment  and
qualification of his successor, subject to earlier termination by removal or resignation.

      Section 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

      Section 4. Chief Executive Officer. If there be a Chairman of the Board, the Board of Directors shall designate either the Chairman of the Board or the President as the chief executive officer of the corporation with plenary powers of supervision and direction of the business and affairs of the corporation unless such offices are occupied by the same person. If there be no Chairman of the Board, the President shall be the chief executive officer.

      Section 5. President. If there be a Chairman of the Board and if he be designated as the chief executive officer of the corporation, the President shall have charge of the coordination and supervision of all matters of operation of the corporation. In the absence of the Chairman of the Board, the Presi4ent shall have the powers and perform the duties of the Chairman of the Board.

      Section 6. Executive Vice Presidents. The Executive Vice Presidents, severally, in the order designated by the chief

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executive officer,  shall, in the absence of the president,  have the powers and perform the duties of the President, and if there be a chairman of the Board, they shall, in the absence of the Chairman of the Board and the President have the powers and perform the duties of the Chairman of the Board.

      Section 7. Senior Vice Presidents. The Senior Vice Presidents, severally, in the order designated by the chief executive officer, shall, in the absence of the President and the Executive Vice Presidents, have the powers and perform the duties of the President, and if there be a Chairman of the Board, they shall, in the absence of the Chairman of the Board, the President, and the Executive Vice Presidents, have the powers and perform the duties of the Chairman of the Board.

      Section 8. Vice Presidents. The Vice Presidents, severally, in the order designated by the chief executive officer, shall in the absence of the President, the Executive Vice Presidents and the Senior Vice Presidents, have the powers and perform the duties of the President, and if there be a Chairman of the Board, they shall, in the absence of the Chairman of the Board, the President, the Executive Vice Presidents and the Senior Vice Presidents, have the powers and perform the duties of the Chairman of the Board.

      Section 9. Secretary. The Secretary shall keep minutes of all meetings of the shareholders and of the Board of Directors and shall give all notices of meetings of the shareholders and of


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the Board of Directors. He shall have custody of all deeds, contracts, and other instruments, documents, and records, except as otherwise provided in these By-Laws, or by the Board of Directors, and shall attend to such correspondence of the corporation as the Board of Directors or the President shall direct. He shall be the custodian of the seal of the corporation and shall affix it to any instrument requiring the same, except as otherwise provided herein or by the Board of Directors.

      Section 10. Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as may be assigned to him by the Secretary. In the absence of the Secretary, the Assistant Secretaries, in the order designated by the Secretary, shall have the powers and perform the duties of the Secretary.

      Section 11. Treasurer. The Treasurer shall have charge of all receipts and disbursements of the corporation and shall be the custodian of the corporation's funds. He shall have full authority to receive and give receipts for all moneys due and payable to the corporation from any source whatever, and to endorse or cause to be endorsed checks, drafts, warrants, and other instruments for the payment of money in its name and on its behalf, and full discharge for the same to give. The funds of the corporation shall be deposited in its name in such depositories as may be designated from time to time by the Board of Directors, or by the Treasurer if the Board of Directors shall authorize him to

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do so. All checks,  drafts and other  instruments for the payment of money,  and all notes and other evidences of indebtedness, issued in the name of the corporation, shall be signed by such officer or officers, employee or employees, agent or agents, of the corporation, and in such manner, including the use of facsimile signatures, as shall be determined from time to time by the Board of Directors, or by the Treasurer if the Board of Directors shall authorize him to make such determination. A report of the financial condition of the corporation shall be made by the Treasurer whenever requested by the chief executive officer. If required by the Board of Directors he shall give bond for the faithful performance of his duties, in such sum and with such surety or sureties as the Board of Directors may determine.

      Section 12. Assistant Treasurers. Each Assistant Treasurer shall have such powers and perform such duties as may be assigned to him by the Treasurer. In the absence of the Treasurer, the Assistant Treasurers, in the order designated by the Treasurer, shall have the powers and perform the duties of the Treasurer.

      Section 13. Meetings of Shareholders. The meetings of the shareholders shall, unless otherwise provided by law, be held at such place, within or without the State of New Jersey, as may be fixed by the Board of Directors and stated in the notice of the meeting. Each annual meeting of the shareholders for the election of directors for the ensuing year, and for the transaction of such other business as may be brought before the meeting, shall be held


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at such time, not more than 13 months after the last annual  meeting,  as may be fixed by the Board of Directors.

      Section 14. Meetings of Directors. Regular meetings of the Board of Directors shall be held quarterly unless otherwise determined by resolution of the Board. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, or by the President if he be the chief executive officer. The Secretary shall also call such meetings on the written request of a majority of the directors.

      Section 15. Notice of Meetings of Directors. No notice shall be required for regular meetings of the Board of Directors. The meeting for organization may be held on the day of and after the annual meeting of shareholders. At least two days' notice of a special meeting of the Board of Directors shall be given, but this notice may be waived in writing or by telegraph, either before or after the meeting. A meeting may be held at any time when all the directors are present.

      Section 16. Quorum. At all meetings of the Board of Directors a majority of the directors in office, or one-third of the entire Board, whichever is greater, shall constitute a quorum for the transaction of business. A less number than a quorum, however, may meet and adjourn to any day.

      Section 17. Committees of the Board. The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members one or more committees. Each

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such  committee of the Board shall have and may  exercise  the  authority of the
Board to the extent provided in the resolution of appointment.

      The Board of Directors, by resolution adopted by a majority of the entire Board, may (a) fill any vacancy in any committee of the Board, (b) appoint one or more directors to serve as alternate members of any such committee, to act in absence or disability of members of any such committee with all the powers of such absent or disabled members, (c) abolish any such committee at its pleasure, and (d) remove any director from membership on such committee at any time, with or without cause.

      Actions taken at a meeting of any committee of the Board of Directors shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

      Section 18. Other Committees. The Board of Directors may appoint and prescribe the duties of other committees, the members of which may be but need not be directors and shall serve at the pleasure of the Board.

      Section 19. Committees - Quorum. One-third of the entire committee, or two members, whichever is greater, shall constitute a quorum for the transaction of business.

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      Section 20.  Committees - General.  Each Committee shall fix its own rules of procedure,  shall meet where and as provided by such rules of procedure or by
resolution  of  the  Board  of  Directors,   shall  keep  full  records  of  its
proceedings, and shall report from time to time to the Board, as called upon by the Board.

      Section 21. Voting Upon Stocks Owned by the Corporation. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President, the Executive Vice Presidents, the Senior Vice Presidents, and the Vice Presidents, severally, shall each have full power and authority on behalf of the corporation to attend, act, and vote at any meeting of the shareholders of any corporation in which this corporation may hold stock, and to appoint one or more other persons as proxy or proxies to attend, act, and vote at any such meeting, and such officer or such proxy or proxies shall possess and may exercise on behalf of this corporation any and all rights and powers incident to its ownership of such stock. The Board of Directors or the Executive Committee from time to time by resolution may confer like powers upon any other person or persons.

      Section 22. Certificates for Shares. The certificates which shall be issued for shares of this corporation shall be signed by the Chairman of the Board, the President, or a Vice President, and either the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

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      Section 23.  Transfer  of Shares.  The shares  issued by this  corporation shall be transferable only on the books of the corporation by the holder or owner thereof in person or by power of attorney, on surrender of the certificate therefor.

      Section 24. Indemnification of Directors, Officers and Employees. The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person.

      Section 25. Fiscal Year. The fiscal year of the corporation shall begin on January 1 of each year.

      Section 26. Sea1. The seal of the corporation shall be circular in form, and shall have inscribed thereon the following words and figures: "ENTERPRISE DIVERSIFIED HOLDINGS INCORPORATED 1989".

      Section 27. Force and Effect of By-Laws. These By-Laws are subject to the provisions of the New Jersey Business Corporation Act and of the certificate of incorporation of the corporation, as


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it may be  amended  from time to time.  If any  provision  in these  By-Laws  is
inconsistent   with  a  provision  in  said  act  or  in  the   certificate   of
incorporation, the provision in said act or in the certificate of incorporation shall govern.

      Section 28. Amendments. Except as otherwise provided by law, the Board of Directors shall have power to make, alter or repeal any by-laws. By-Laws made by the Board may be altered or repealed and new by-laws made, by the shareholders.

      Section 29. Advancement of Expenses. Expenses incurred by any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation, shall be paid by the corporation in advance of the final disposition of the action, suit or proceeding promptly upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.